Exhibit 99.3

A.V.M. SOFTWARE, INC.

A.V.M. SOFTWARE, INC.

 CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(Unaudited)
Current assets:
Cash and cash equivalents	$6,820,234	$6,676,557
Credit card holdback receivable	11,200	150,000
Accounts receivable	542,674	832,621
Prepaid expense and other current assets	1,206,486	1,017,879
Total current assets	8,580,594	8,677,057
Property and equipment, net	754,450	917,720
Goodwill	4,344,650	4,344,650
Intangible assets, net	2,074,381	2,487,698
Deferred tax asset	1,095,901	754,535
Security deposits	132,602	82,083
Total assets	$16,982,578	$17,263,743

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,088,050	$667,782
Accrued expenses and other current liabilities	857,455	897,091
Deferred subscription revenue	1,910,603	2,262,818
Total current liabilities	3,856,108	3,827,691
Contingent consideration	134,000	134,000
Total liabilities	3,990,108	3,961,691
Commitments and Contingencies
Stockholders' equity:
Common stock, $0.001 par value, 3,000,000 shares authorized, 1,233,996 shares issued and outstanding	12,340	12,340
Additional paid-in capital	6,983,758	6,865,757
Retained Earnings	5,996,372	6,423,955
Total stockholders' equity	12,992,470	13,302,052
Total liabilities and stockholders' equity	$16,982,578	$17,263,743

The accompanying notes are an integral part of these condensed consolidated financial statements.

A.V.M. SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Revenue
Subscription revenue	$12,443,530	$13,851,401
Advertising revenue	1,497,683	1,619,256
Total revenue	13,941,213	15,470,657
Costs and expenses
Costs of revenue	3,746,847	4,007,573
Sales and marketing expense	2,724,703	2,958,822
Product development expense	6,384,620	7,181,656
General and administrative expense	1,884,794	1,195,328
Total costs and expenses	14,740,964	15,343,379
(Loss) income from operations	(799,751)	127,278
Other income, net	30,802	67,700
(Loss) income before provision for income taxes	(768,949)	194,978
Income tax benefit (expense)	341,366	(115,884)
Net (loss) income	$(427,583)	$79,094

Income (loss) per share of common stock:
Basic	$(0.35)	$0.06
Diluted	$(0.35)	$0.06
Weighted average number of common shares outstanding:
Basic	1,233,996	1,233,996
Diluted	1,233,996	1,240,351

The accompanying notes are an integral part of these condensed consolidated financial statements.

A.V.M. SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(427,583)	$79,094
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	734,484	700,867
Stock-based compensation expense	118,001	190,345
Changes in operating assets and liabilities:
Credit card holdback receivable	138,800	21,101
Accounts receivable	289,947	(19,722)
Security deposits	(50,519)	-
Prepaid expenses and other current assets	(188,607)	(194,397)
Accounts payable, accrued expenses and other current liabilities	380,632	263,458
Deferred tax asset	(341,366)	(86,272)
Deferred subscription revenue	(352,215)	(1,034,144)
Net cash provided by (used in) operating activities	301,574	(79,670)
Cash flows from investing activities:
Property and equipment purchases	(157,897)	(361,415)
Net cash used in investing activities	(157,897)	(361,415)
Cash flows from financing activities:
Repayment of note payable	-	(490,000)
Net cash used in financing activities	-	(490,000)
Net increase (decrease) in cash and cash equivalents	143,677	(931,085)
Cash and cash equivalents at beginning of period	6,676,557	7,558,749
Cash and cash equivalents at end of period	$6,820,234	$6,627,664
Supplemental disclosure of cash flow information:
Cash paid in interest	$-	$293
Cash paid in taxes	$-	$205,058

The accompanying notes are an integral part of these condensed consolidated financial statements.

A.V.M. SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.       Organization and Basis of Presentation

The accompanying condensed consolidated financial statements include A.V.M Software, Inc., and its wholly owned subsidiaries, Paltalk Software Inc., Paltalk Holdings, Inc., Tiny Acquisition Inc., Camshare, Inc. and Fire Talk LLC (collectively, the “Company”). A.V.M Software, Inc. and Tiny Acquisition Inc. were formed under the laws of the State of New York, and Paltalk Software Inc., Paltalk Holdings, Inc., Camshare, Inc. and Fire Talk LLC were formed under the laws of the State of Delaware.

The Company is an Internet software company. Under its registered trademarks, the Company develops and operates computer software that enables spontaneous global real time audio/video conversation via the internet.

The consolidated interim financial statements included herein are unaudited and have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been omitted pursuant to such rules and regulations; however, the Company believes that the disclosures are adequate to make the information presented not misleading.

In the opinion of management, all adjustments (including those which are normal and recurring) considered necessary for a fair presentation of the interim financial information have been included. When preparing financial statements in conformity with GAAP, the Company must make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the financial statements. Actual results could differ from those estimates. Additionally, operating results for the nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for any other interim period or for the fiscal year ending December 31, 2016. For further information, refer to the financial statements and footnotes included in the Company’s annual financial statements for the fiscal year ended December 31, 2015.

The financial statements contained herein should be read in conjunction with the Company’s consolidated financial statements and the related notes for the year ended December 31, 2015.

2.       Summary of Significant Accounting Policies

In the nine months ended September 30, 2016, there were no changes to the Company’s significant accounting policies identified in the Company’s most recent annual financial statements for the fiscal year ended December 31, 2015.

B-5

3.       Property and Equipment, Net

Property and equipment, net consists of the following:

	September 30, 2016	December 31, 2015
Computer equipment	$3,628,305	$3,618,483
Website development	1,993,260	1,856,572
Furniture and fixtures	89,027	83,927
Leasehold improvements	67,201	60,914
Total property and equipment	5,777,793	5,619,896
Less: Accumulated depreciation	(5,023,343)	(4,702,176)
Total property and equipment, net	$754,450	$917,720

Depreciation expense, which includes amortization of website development costs, for the nine months ended September 30, 2016 was $321,167, as compared to $289,426 for the nine months ended September 30, 2015. The Company only holds property and equipment in the United States.

4.        Intangible Assets, Net

The gross carrying amount of goodwill as of September 30, 2016 and December 31, 2015 was $4,344,650 and is related to the business combinations.

Intangible assets, net consist of the following:

	September 30,			December 31,
	2016			2015
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	$50,000	$(18,125)	$31,875	$50,000	$(16,250)	$33,750
Trademarks	555,000	(266,104)	288,896	555,000	(224,479)	330,521
Developed technology	1,990,000	(1,397,362)	592,638	1,990,000	(1,204,861)	785,139
Customer contracts	2,279,000	(1,118,028)	1,160,972	2,279,000	(940,712)	1,338,288
Total intangible assets	$4,874,000	$(2,799,619)	$2,074,381	$4,874,000	$(2,386,302)	$2,487,698

Amortization expense for the nine months ended September 30, 2016 was $413,317, as compared to $411,441, for the nine months ended September 30, 2015.

The estimated aggregate amortization expense for each of the next five years and thereafter will approximate $764,000 in 2017, $590,700 in 2018, $256,300 in 2019, $246,700 in 2020, $184,700 in 2021 and $197,800 thereafter.

5.       Term Note Receivable

In connection with the entry into a letter of intent, on July 18, 2016, the Company entered into a subordinated multiple advance term note (the “Term Note”) with Snap Interactive, Inc. (“SNAP”), pursuant to which the Company agreed to advance to SNAP, upon the Company’s request and subject to the terms and conditions set forth in the Term Note, up to $250,000. The Term Note would have matured on July 18, 2017, subject to certain exceptions, and advances under the Term Note bore interest at a rate of 8.0% per annum. As of September 30, 2016, SNAP had borrowed $200,000 available under the Term Note and it was recorded under prepaid expense and other current assets in the condensed consolidated balance sheets.

On October 7, 2016, as a result of the consummation of the Merger, the Term Note was deemed repaid in full.

6.       Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30, 2016	December 30, 2015
Compensation, benefits and payroll tax	$111,084	$159,158
Income tax payable	701,371	701,371
Other accrued expenses	45,000	36,562
Total accrued expenses and other current liabilities	$857,455	$897,091

B-6

7.       Stock-Based Compensation

The Company grants options and restricted stock units to purchase additional shares of common stock at exercise prices ranging from $22.00 to $27.00 per share to certain of its employees and non-employee service providers.

Stock Options

The following table summarizes the assumptions used in the Black-Scholes pricing model to estimate the fair value of the options granted:

	September 30,
	2016	2015
Expected volatility	76.6%	86.6%
Expected life of option	5.0	5.5
Risk free interest rate	1.1%	2.1%
Expected dividend yield	0.0%	0.0%

The following tables summarize stock option activity during the nine months ended September 30, 2016:

	Number of Options	Weighted Average Exercise Price
Stock Options:
Outstanding at January 1, 2016	65,700	$20.74
Granted	6,000	21.96
Expired or canceled, during the period	-	-
Forfeited, during the period	-	-
Outstanding at September 30, 2016	71,700	$20.84
Exercisable at September 30, 2016	63,702	$20.56

On September 30, 2016, the aggregate intrinsic value of stock options that were outstanding and exercisable was $235,860 and $225,170, respectively. On September 30, 2015, the aggregate intrinsic value of stock options that were outstanding and exercisable were $105,000. The intrinsic value for stock options is calculated based on the exercise price of the underlying awards and the fair value of such awards as of the period-end date. The aggregate fair value for the options granted during the nine months ended September 30, 2016 and 2015 was $87,000 and $263,000, respectively.

Stock-based compensation expense for the Company’s stock options included in the consolidated statements of operations is as follows:

	Nine Months Ended September 30,
	2016	2015
Product development expense	$113,592	$178,468
General and administrative expense	4,409	11,877
Total stock-based compensation expense	$118,001	$190,345

The Company estimates potential forfeitures of stock awards and adjusts recorded stock-based compensation expense accordingly. The estimate of forfeitures is adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of stock-based compensation expense that is recognized in future periods. The forfeiture rate for the nine months ended September 30, 2016 was 0%.

On September 30, 2016, there was $45,670 of total unrecognized compensation expense related to stock options, which is expected to be recognized over a weighted average period of 1 year.

On September 30, 2015, there was $214,710 of total unrecognized compensation expense related to stock options, which is expected to be recognized over a weighted average period of 1.40 years.

B-7

8.       Net (Loss) Income Per Share

Basic and diluted net (loss) income per common share are computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period. Diluted net (loss) income per share includes the determinants of basic net (loss) income per share and, in addition, gives effect to the common stock potentially issuable under vested and unvested stock options, except where the effect of including them is anti-dilutive.

The following table summarizes the net (loss) income per share calculation:

	Nine Months Ended September 30,
	2016	2015
Net (loss) income - basic and diluted	$(427,583)	$79,094

Weighted average shares outstanding - basic	1,233,996	1,233,996
Stock options	-	6,355
Weighted average shares outstanding - diluted	1,233,996	1,240,351

Per share data:
Basic	$(0.35)	$0.06
Diluted	$(0.35)	$0.06

For the periods where the Company reported losses, all common stock equivalents are excluded from the computation of diluted loss per share, since the result would be anti-dilutive. Common stock equivalents not included in the calculations of diluted loss per share because to do so would have been anti-dilutive, include the following:

	Nine Months Ended September 30,
	2016	2015
Stock options	71,700	-
Total anti-dilutive common stock equivalents excluded from diluted loss per share calculation	71,700	-

9.       Commitments

Operating Lease Agreements

On May 15, 2009, the Company entered into a lease agreement with AGMB Jericho Atrium LLC for office space at 500 North Broadway in Jericho, New York which commenced on June 15, 2009 and expired on September 30, 2016.

On November 23, 2009, the Company entered into a lease agreement for office space at One Penn Plaza in New York City which commenced on February 1, 2010 and has been extended to December 31, 2016. The rent payment for this lease is approximately $20,000. The Company subleased this office space on November 20, 2015 until December 31, 2016. The rental income for the sublease is approximately $22,500 per month.

On October 18, 2010, the Company entered into a lease agreement for office space at 101 West 6th Street in Austin, Texas which commenced on October 22, 2010 and has been extended to October 31, 2017.

On January 18, 2016, the Company entered into a lease agreement for office space located at 122 East 42nd Street in New York, NY and paid a security deposit in the amount of $37,000. The term of the lease runs until May 30, 2019. The Company’s monthly office rent payments under the lease are currently approximately $12,300 per month and escalate on an annual basis for each year of the term of the lease thereafter.

B-8

On June 7, 2016, the Company entered into a lease agreement with Jericho Executive Center LLC for office space at 30 Jericho Executive Plaza in Jericho, New York which commenced on September 1, 2016 and runs through November 30, 2021. The Company’s monthly office rent payments under the lease are currently approximately $5,900 per month.

Total rent, utilities, real estate tax expense, commercial rent tax expense and rental income, net relating to operating lease agreements for the nine months ended September 30, 2016 was $314,055, respectively, as compared to $408,670 for the nine months ended September 30, 2015, respectively.

10.      Related Parties

None.

11.     Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date on which the condensed consolidated financial statements were available to be issued require adjustment or disclosure in the Company’s financial statements.

Term Note Receivable

In connection with the entry into a letter of intent, on July 18, 2016, the Company entered into a subordinated multiple advance term note (the “Term Note”) with Snap Interactive, Inc. (“SNAP”), pursuant to which the Company agreed to advance to SNAP, upon the Company’s request and subject to the terms and conditions set forth in the Term Note, up to $250,000. The Term Note would have matured on July 18, 2017, subject to certain exceptions, and advances under the Term Note bore interest at a rate of 8.0% per annum. As of September 30, 2016, SNAP had borrowed $200,000 available under the Term Note and it was recorded under prepaid expense and other current assets in the condensed consolidated balance sheets.

On October 7, 2016, as a result of the consummation of the Merger, the Term Note was deemed repaid in full.

The Merger

On October 7, 2016, the Company completed a merger with Snap Interactive, Inc, pursuant to which SAVM Acquisition Corporation, Snap Interactive, Inc.’s wholly owned subsidiary, merged with and into A.V.M. Software, Inc., with A.V.M. Software, Inc. surviving as a wholly owned subsidiary of Snap Interactive, Inc. (the “Merger”) in order to become a leading platform in connecting a global audience of users around interest categories and dating by leveraging live video and chat as the core method of communication.

As a result of the Merger, the former shareholders of A.V.M. Software, Inc. received shares of Snap Interactive, Inc.’s common stock representing approximately 77.9% of the outstanding shares of common stock of the post-Merger combined company, and Snap Interactive, Inc.’s former shareholders retained approximately 22.1% of the outstanding shares of common stock of the post-Merger combined company, in each case including 9,250,000 shares of unvested restricted stock in the total number of shares of Snap Interactive, Inc. common stock outstanding.

Patent Litigation

On December 16, 2016, a wholly owned subsidiary of the Company, Paltalk Holdings, Inc., filed a patent infringement lawsuit in Delaware against Riot Games, Inc. and Valve Corporation for infringement of U.S. Patent Nos. 5,822,523 and 6,226,686 with respect to their online games League of Legends and Defense of the Ancients. These two patents were previously asserted against, and then licensed to, Microsoft, Sony, and Activision.